Exhibit 99.2
UNITED STATES DISTRICT COURT
DISTRICT OF MASSACHUSETTS

STEVEN THARP, Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. ACACIA COMMUNICATIONS, INC., MURUGESAN SHANMUGARAJ, and JOHN F. GAVIN, Defendants.	No. 17-cv-11504-WGY (LEAD DOCKET)
KAREN COLGAN, Derivatively on Behalf of ACACIA COMMUNICATIONS, INC.,
Plaintiff,
v.
MURUGESAN SHANMUGARAJ, BENNY P. MIKKELSEN, JOHN F. GAVIN, FRANCIS J. MURPHY, BHUPENDRA C. SHAH, CHRISTIAN J. RASMUSSEN, MEHRDAD GIVEHCHI, VINCENT T. ROCHE, STAN J. REISS, ERIC A. SWANSON, PETER Y. CHUNG, and JOHN RITCHIE,
Defendants,
and
ACACIA COMMUNICATIONS, INC.,
Nominal Defendant.
No. 17-cv-12350-WGY

JONATHAN WONG, Derivatively on Behalf of ACACIA COMMUNICATIONS, INC.,
Plaintiff,
v.
MURUGESAN SHANMUGARAJ, JOHN F. GAVIN, BENNY P. MIKKELSEN, FRANCIS J. MURPHY, BHUPENDRA C. SHAH, CHRISTIAN J. RASMUSSEN, MEHRDAD GIVEHCHI, ERIC A. SWANSON, STAN J. REISS, PETER Y. CHUNG, JOHN RITCHIE, and VINCENT T. ROCHE,
Defendants,
and
ACACIA COMMUNICATIONS, INC.,
Nominal Defendant.
No. 17-cv-12550-WGY
SANDRA FARAH-FRANCO and RUSSELL GOURLEY, Derivatively on Behalf of Nominal Defendant ACACIA COMMUNICATIONS, INC.,
Plaintiffs,
v.
MURUGESAN SHANMUGARAJ, BENNY P. MIKKELSEN, PETER Y. CHUNG, STAN J. REISS, JOHN RITCHIE, VINCENT T. ROCHE, ERIC A. SWANSON, JOHN F. GAVIN, MEHRDAD GIVEHCHI, FRANCIS J. MURPHY, CHRISTIAN J. RASMUSSEN, and BHUPENDRA C. SHAH,
Defendants,
and
ACACIA COMMUNICATIONS, INC.,
Nominal Defendant.
No. 1:18-cv-10465-WGY

NOTICE OF PENDENCY OF DERIVATIVE ACTIONS, PROPOSED SETTLEMENT
OF DERIVATIVE ACTIONS, SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF ACACIA COMMUNICATIONS, INC. (“ACACIA” OR THE “COMPANY”) COMMON STOCK AS OF THE CLOSE OF BUSINESS ON SEPTEMBER 14, 2018 (“ACACIA STOCKHOLDERS”).

•	Please read this Notice carefully and in its entirety.

•
This Notice relates to a proposed settlement of the above-captioned consolidated derivative actions (the “Federal Action”), a related action pending in the Delaware Court of Chancery captioned Silberberg v. Acacia Communications, Inc., Case No. 2018-0262-TMR (the “Delaware Action”), and all claims set forth in the books and records demand letters that certain plaintiffs served on Acacia (collectively, the “Actions”), and contains important information regarding your rights. Your rights may be affected by these legal proceedings. If the court approves the proposed settlement, you will be forever barred from contesting the approval of the settlement and from pursuing, derivatively on behalf of the Company, the Released Plaintiffs’ Claims (as defined below) as against the Released Defendants (as defined below).

•	If you hold Acacia common stock for the benefit of another, please promptly transmit this document to such beneficial owner.

•
Because this litigation was brought derivatively on behalf of and for the benefit of Acacia, the benefits from the Settlement will go to the Company. Please note that there is no Proof of Claim Form for stockholders to submit in connection with this Settlement, and stockholders are not required to take any action in response to this Notice.

•
The Court has made no findings or determinations concerning the merits of any claims or defenses by any of the parties in the action. The recitation of the background and circumstances of the settlement contained herein does not constitute findings of the Court. It is based on representations made to the Court by counsel for the parties.

By Order of the United States District Court for the District of Massachusetts (the “Court”), you are hereby provided this Notice of the proposed settlement of the Actions (the “Settlement”). It is solely to notify you of the pendency of the Actions and the terms of the proposed Settlement and your rights related thereto. Capitalized terms not otherwise defined shall have the definitions set forth in the Stipulation and Agreement of Settlement, Compromise and Release, dated September 14, 2018 (“Stipulation”). The text of the Stipulation can be viewed and/or downloaded at https://scott-scott.com/cases/settlements.

Your rights may be affected by the settlement of the following actions filed in the Court and consolidated into Tharp et al. v. Acacia Communications, Inc. et al., Case No. 17-cv-11504: Colgan v. Shanmugaraj et al., Case No. 1:17-cv-12350; Wong v. Shanmugaraj et al., Case No. 1:17-cv-12550; and Farah-Franco et al. v. Shanmugaraj et al., Case No. 1:18-cv-10465. Plaintiffs in these cases, derivatively on behalf of Acacia; defendants Murugesan “Raj” Shanmugaraj, Benny P. Mikkelsen, Peter Y. Chung, Stan J. Reiss, John Ritchie, Vincent T. Roche, Eric A. Swanson, John F. Gavin, Mehrdad Givehchi, Francis J. Murphy, Christian J. Rasmussen, and Bhupendra C. Shah (“Individual Defendants”); and nominal defendant Acacia (together with Plaintiffs and the Defendants, the “Parties”), have agreed upon terms to settle the above-referenced litigation and have signed the Stipulation setting forth those settlement terms.
On December 19, 2018, at 2:00 p.m., a hearing (the “Settlement Hearing”) will be held before the Court at the John Joseph Moakley United States Courthouse, 1 Courthouse Way, Boston, Massachusetts 02210 to: (i) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interest of the Company and its stockholders, (ii) determine whether the Court should finally approve the Settlement and enter a Final Order and Judgment (“Judgment”) as provided in the Stipulation, dismissing the Federal Action with prejudice and extinguishing and releasing the Released Claims; (iii) hear and determine any objections to the proposed Settlement; (iv) rule on the application of Plaintiffs’ Counsel for an award of attorneys’ fees and expenses; and (v) rule on other such matters as the Court may deem appropriate.
I.BACKGROUND OF THE ACTION
THE FOLLOWING DESCRIPTION OF THE ACTIONS AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.
1.Acacia designs, develops, manufactures, and markets communications equipment. The Company offers highspeed, coherent optical interconnect products for cloud infrastructure operators and content and communication service providers worldwide. Acacia’s products enable “industry leading speed, density, and power efficiency.” Acacia’s stock trades on the NASDAQ Stock Exchange under the ticker symbol “ACIA.” Acacia is a corporation duly organized and existing under the laws of the State of Delaware and maintains its principal place of business and executive offices at Three Mill and Main Place, Suite 400, Maynard, MA 01754. In May 2016, Acacia conducted its initial public offering (“IPO”). In connection with the IPO, certain Company insiders and investors entered into agreements that prohibited them from selling any Acacia common stock until November 8, 2016 (the “Lock-Up Agreements”). Private equity firms that owned a majority of the outstanding shares of Acacia, as well as all of Acacia’s officers, directors and employees, were granted partial early releases from the Lock-Up Agreements. On October 7, 2016, the Company conducted a secondary stock offering (the “Secondary Offering”). These private equity firms, a majority of the members of the Board of Directors of Acacia, and certain executives sold Acacia common stock in the Secondary Offering.
2.Acacia’s two largest customers – which together accounted for more than 50% of Acacia’s revenues as of the third quarter of 2016 – were ZTE and ADVA. Acacia’s contracts with both ZTE and ADVA required them to provide Acacia with non-binding, regular, rolling forecasts of their product demands (these contracts also gave ZTE and ADVA broad order cancellation rights). On October 27, 2016, ADVA and ZTE issued earnings releases and forward earnings guidance. More specifically, ZTE announced sales results for the third quarter of 2016 and provided sales guidance for the full 2016 fiscal year that allegedly were lower than market expectations. On the same day, ADVA also announced earnings guidance for 2016 that allegedly was below market expectations. The Company’s stock price dropped over 15% on October 27, 2016, closing at $73.66. On May 31, 2017, Acacia issued a press release and SEC Form 8-K disclosing that it had discovered a quality issue with some of the components manufactured by one of its contract manufacturers. On July 14, 2017, Acacia issued a press release announcing preliminary financial results for the second quarter of 2017, which disclosed that its “results were adversely affected by the quality issue” that Acacia had disclosed previously.
3.In the following months, four plaintiffs filed putative shareholder class actions against Acacia and certain of its officers and directors (among other defendants) alleging that the defendants made misleading statements concerning, inter alia, demand for Acacia’s products, its financial guidance, and Acacia’s quality control process. These actions were consolidated under the caption: Tharp v. Acacia Communications, Inc. et al., 17-cv-11504-WGY (D. Mass) (the “Securities Action”). On June 15, 2018, the Court granted the defendants’ motions to dismiss the Securities Action, and subsequently entered judgment and dismissed the Securities Action against all defendants. No party to the Securities Action appealed from the judgment.
4.On November 29, 2017, Plaintiff Colgan filed a derivative complaint on behalf of the Company in the United States District Court for the District of Massachusetts (the “Court”) alleging breaches of fiduciary duty against certain directors and officers of Acacia. On December 22, 2017, Plaintiff Jonathan Wong filed a derivative complaint on behalf of the Company alleging breaches of fiduciary duty against certain directors and officers of Acacia in the Court.
5.By letters dated December 6, 2017 and December 15, 2017, respectively, Plaintiffs Gourley and Farah-Franco made demands on the Company pursuant to 8 Del. C. §220 (“Section 220”) to inspect certain of the Company’s books and records. On March 13, 2018, after reviewing documents provided by the Company pursuant to the Section 220 demands (the “220 Documents”), Plaintiffs Farah-Franco and Gourley filed a derivative complaint on behalf of the Company in the Court against certain directors and officers of Acacia. Plaintiffs Gourley and Farah-Franco alleged that Defendants breached their fiduciary duties of loyalty, good faith, and candor, and wasted corporate assets, causing harm to Acacia by, among other things: (i) engaging in insider trading themselves, or consciously allowing their co-directors to engage in such trading in excess of $300 million (including trading after the Secondary Offering pursuant to Rule 10b5-1 plans) while allegedly in possession of non-public forecast information from ADVA and ZTE; (ii) failing to establish adequate internal controls; (iii) omitting material information from the offering documents for the Secondary Offering, in violation of the Securities Act of 1933 (the “Securities Act”); and (iv) allowing the Company to omit material information from other filings with the SEC in violation of Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934.
6.On April 20, 2018, the Court appointed Plaintiffs Colgan, Farah-Franco, and Gourley as lead plaintiffs for the derivative actions. On May 30, 2018, lead derivative plaintiffs filed a consolidated amended derivative complaint. By letter dated February 12, 2018, Plaintiff Silberberg made a demand on the Company pursuant to Section 220 to inspect certain of the Company’s books and records to determine whether the Company’s officers and directors breached their fiduciary duties by permitting an early release of the Lock-Up Agreement and selling Company shares while in possession of material non-public information. Plaintiff Silberberg and Acacia agreed on the scope of responsive documents, but they could not agree on the terms for a confidentiality agreement to govern the inspection of the requested records.
7.On April 9, 2018, Plaintiff Silberberg filed the Delaware Action in the Court of Chancery of the State of Delaware (“Chancery Court”). In the Delaware Action, Plaintiff Silberberg stated the purpose of the books and records demand, and sought certain changes to the confidentiality agreement proposed by the Company. On May 1, 2018, Plaintiff Silberberg filed a motion for judgment on the pleadings. On May 11, 2018, the Company filed its opposition and cross-motion for judgment on the pleadings. On May 16, 2018, Plaintiff Silberberg filed a reply brief. On May 29, 2018, the Chancery Court held a telephonic hearing and ruled for Plaintiff Silberberg in all respects. On June 1, 2018, the Chancery Court issued a final order granting Plaintiff Silberberg’s motion and entering judgment. On June 1, 2018, Acacia produced 523 pages of documents to Plaintiff Silberberg. On June 7, 2018, Acacia produced an additional 557 pages of documents to Plaintiff Silberberg.
8.In late June 2018, the parties agreed to mediate these Actions. The parties retained Michelle Yoshida (“Ms. Yoshida”) of Phillips ADR to mediate their dispute. On July 16, 2018, the Parties exchanged mediation statements, and the Plaintiffs made a settlement demand. Prior to the mediation, the parties separately had multiple phone calls with Ms. Yoshida to discuss the merits of their allegations and their respective positions. On July 19, 2018, the parties attended a mediation in New York, New York, before Ms. Yoshida. After a full day session, the parties reached an agreement in principle on substantive terms to settle the Actions and executed a memorandum of understanding (the “MOU”). The Stipulation memorializes the terms of the Parties’ agreement to settle the Actions.
9.On September 17, 2018, the Court entered a Preliminary Approval Order in connection with the Settlement which, among other things, preliminarily approved the Settlement,

authorized this Notice to be provided to Acacia Stockholders, and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.
II.    TERMS OF THE PROPOSED SETTLEMENT
10.The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Stipulation, which is available at https://scott-scott.com/cases/settlements.
11.The Board of Directors of Acacia (the “Board”) has or shall adopt resolutions and amend committee charters to the extent necessary for the implementation of the corporate governance changes set forth below. The corporate governance changes set forth herein shall be maintained for a period of at least three years, unless any provision (or part of any provision) is rendered unlawful or ill-advised under any statute or regulation. The Board may exercise its discretion in deciding whether to continue any of the corporate governance changes after three years.
a.    Insider Trading Policy and Compliance. Acacia will form a Trading Compliance Committee, which will consist of the Chief Financial Officer, General Counsel/Principal Legal Officer, and Corporate Counsel.
i.    The Trading Compliance Committee will be responsible for overseeing compliance with the Company’s Insider Trading Policy and 10b5-1 Plan Guidelines, including reviewing and approving (i) all proposed transactions in Acacia stock by the Company’s directors and those employees subject to Section 16 of the Securities Exchange Act, (ii) 10b5-1 plans (and any modifications or changes to such plans) entered into by such directors and employees, and (iii) any requests for waivers/exceptions to the Insider Trading Policy and 10b5-1 Plan Guidelines.
ii.    The Audit Committee will be responsible for (i) reviewing and approving the Insider Trading Policy and 10b5-1 Plan Guidelines and any amendments and modifications thereto, and (ii) conducting quarterly reviews of the activities of the Trading Compliance Committee.
iii.    The Trading Compliance Committee will make quarterly reports to the Audit Committee concerning transactions and plans under the Insider Trading Policy and 10b5-1 Plan Guidelines reviewed during the prior quarterly period.
iv.    Acacia will add the following language to its Insider Trading Policy: “In the event of a material violation of this policy, the Company reserves all its available rights and remedies with respect thereto, up to and including termination of employment and disgorgement of profits.”

v.    Defendants will disclose Acacia’s Insider Trading Policy promptly following the policy’s next revision, which will be presented to the Audit Committee and the Board at their next meetings, currently scheduled for October 2018.
vi.    No member of the Trading Compliance Committee will participate in the deliberations, review, or approval of his or her own trading or plans.
b.    Approval of Lock-Up Releases or Black-Out Periods. The Trading Compliance Committee will provide recommendations to the Audit Committee on whether to approve any requests to waive any lock-up provisions or blackout trading restrictions, which will then be subject to approval by the Audit Committee. No member of the Audit Committee will participate in the deliberations, review, or approval of any request to waive any lock-up provisions or blackout trading restrictions made by such committee member or committee member’s affiliate.
c.    Improved Internal Controls and Reporting.
i.    Acacia will amend Section B.4. of its Governance Guidelines by amending the following provisions as indicated:
1.    Current business and financial performance, including the degree of achievement of approved objectives, manufacturing protocols and quality controls, and the need to address forward-planning issues.
2.    Future business prospects and forecasts, including actions, facilities, product demand, personnel and financial resources required to achieve forecasted results.
ii.    The Audit Committee and Trading Compliance Committee will receive quarterly information concerning demand, manufacturing issues, and quality control issues.
iii.    The Disclosure Committee will adopt a resolution at its next meeting to expand the group of quarterly certifying employees beyond executive management, finance, and legal personnel to include selected employees in sales and engineering who have contact with customers and access to forecast data.
iv.    The Chair of the Disclosure Committee will report to the Audit Committee on a quarterly basis.
d.    Board Composition. As of the mediation date, Acacia was in the process of identifying new independent director candidates. Acacia commits to appoint a new independent director by the end of 2019. Acacia commits to including in the slate of potential candidates no less than a majority of gender diverse candidates and to make gender diversity a top priority in its search.

III.	PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

12.Plaintiffs’ Counsel have not received any payment for their services in pursuing the claims asserted in the Actions, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket expenses. Before final approval of the Settlement, Plaintiffs’ Counsel intend to apply to the Court for an award of attorneys’ fees in an amount not to exceed $1,750,000 and reimbursement of litigation expenses in an amount not to exceed $45,000. Plaintiffs’ Counsel also intend to apply to the Court for service awards of $2,500 for each of the Plaintiffs (to be paid from the attorneys’ fees awarded by the Court to Plaintiffs’ Counsel in connection with their application for an award of attorneys’ fees and expenses). Defendants intend to oppose the amount of any application for an award of fees, expenses, and service awards.
13.The Court will determine the amount of any fee and expense award to Plaintiffs’ Counsel (the “Fee and Expense Award”). The full amount of any Fee and Expense Award shall be paid by Acacia or its insurers. Acacia stockholders are not personally liable for any such fees or expenses.

IV.	REASONS FOR THE SETTLEMENT
14.The Parties have determined that it is desirable and beneficial that the Actions and any disputes related thereto are fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Plaintiffs’ Counsel believe that the settlement is in the best interest of the Parties and Acacia Stockholders.

A.	Why Did Plaintiffs Agree to Settle?
15.Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit. Nonetheless, Plaintiffs and Plaintiffs’ Counsel also recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Defendants through trial and appeal. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proving the violations asserted in the Actions. In consideration of the mediation that led to the Settlement and after weighing the risks of continued litigation, Plaintiffs and Plaintiffs’ Counsel have determined that it is in the best interests of Acacia and its stockholders that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and that these terms and conditions of the Settlement are fair, reasonable, adequate, and confer substantial benefits to Acacia and its stockholders.

B.	Why Did the Defendants Agree to Settle?
16.Defendants have denied and continue to deny each and all of the claims and contentions alleged in the Actions. Moreover, Defendants expressly deny any misconduct alleged in the Actions and further deny any wrongdoing, legal liability, or violation of any laws arising out of any of the conduct alleged in the Actions. Furthermore, Defendants believe they have substantial defenses to the claims alleged against them in the Actions. And neither the Stipulation, nor any document referred to therein, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as an admission by or against any of the Defendants of any fault, wrongdoing, or liability whatsoever or the lack of merit of any defense that had been or could have been asserted to such claim.
17.Defendants nevertheless recognize that further conduct of the Actions against them would be protracted, expensive, and distracting. If the Actions were not settled, substantial amounts of time, energy, and resources will have to be devoted to the defense of the claims asserted in the Actions. Defendants have, therefore, determined that it is desirable and beneficial to them and to the Company that the Actions should be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation to eliminate the burden and expense of further protracted litigation.
V.    RELEASE OF CLAIMS
18.If the Settlement is approved, the Court will enter the Judgment. Pursuant to the Judgment, the Federal Action will be dismissed in its entirety and with prejudice and, upon the Effective Date of the Settlement, the following releases will occur:
Release of Claims by Acacia Stockholders and Acacia upon the Effective Date: Plaintiffs and each and every other Acacia Stockholder, derivatively on behalf of Acacia and Acacia directly, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Plaintiffs’ Claims (as defined below) against the Released Defendants (as defined below) and any and all claims (including Unknown Claims (as defined below)) arising out of, relating to, or in connection with the defense, settlement, or resolution of the Actions against the Released Defendants, and shall be forever enjoined from prosecuting the Released Plaintiffs’ Claims. Nothing in the Stipulation shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.
“Released Plaintiffs’ Claims” means any and all manner of claims, demands, remedies, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including both known and Unknown Claims, (i) that Plaintiffs asserted in the Verified Consolidated Amended Shareholder Derivative Complaint; or (ii) that Plaintiffs could have asserted derivatively on behalf of nominal defendant Acacia in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law, rule, or regulation, and that are based upon, arise out of, or relate to the actions, inactions, deliberations, discussions, decisions, votes, or any other conduct of any kind by any of the Released Defendants relating to any agreement, transaction, occurrence, conduct, or fact alleged or set forth in the Verified Consolidated Amended Shareholder Derivative Complaint; provided, however, for the avoidance of doubt, that the Released Plaintiffs’ Claims shall not include (i) those direct shareholder claims asserted in the class action captioned Tharp et al. v. Acacia Communications, Inc. et al., Case No. 17-cv-11504 (D. Mass.) or (ii) any claims to enforce the Stipulation, the Settlement, or the Final Order and Judgment.
“Released Defendants” means, whether or not each or all of the following Persons were named, served with process, or appeared in the Actions, (i) Defendants, Defendants’ counsel, and Acacia; (ii) the current and former parents (including general or limited partners), affiliates, subsidiaries, successors, predecessors, assigns, and assignees of each of the Defendants, Defendants’ counsel, and Acacia; and (iii) all of the former or current agents, controlling persons, principals, members, managers, managing members, direct or indirect equity holders, employees, officers, directors, trustees, predecessors, successors, attorneys, heirs, insurers, reinsurers, co-insurers, underwriters, accountants, auditors, consultants, other representatives, servants, respective past or present family members, spouses, agents, fiduciaries, corporations, bankers, estates, and advisors of each Person listed in (i) and (ii), in their capacities as such, and each of their current and former officers, directors, employees, parents, affiliates, subsidiaries, successors, predecessors, assigns, and assignees, in their capacities as such.
“Unknown Claims” means and includes any and all claims that one or more of the Released Parties does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties. This includes claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Parties, or might have affected his, her or its decision(s) with respect to the Settlement and the Released Claims, including his, her, or its decision to object or not to object to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Defendants, and Acacia shall have expressly waived, and each of the other Acacia Stockholders shall be deemed to have waived, and by operation of the Final Order and Judgment, shall have expressly waived, and released any all provisions, rights and benefits conferred by or under California Civil Code § 1542 (and provisions of the laws of the United States or any state or territory thereof, or of the common law, that are equivalent, comparable, or analogous to California Civil Code § 1542). California Civil Code § 1542 provides that:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Plaintiffs, Defendants, and Acacia acknowledge, and all other Acacia Stockholders by operation of law shall be deemed by operation of law to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, Defendants, and Acacia, and of all other Acacia Stockholders by operation of law, to completely, fully, finally and forever extinguish any and all Released Claims without regard to the subsequent discovery of additional or different facts. Plaintiffs, Defendants, and Acacia acknowledge, and all other Acacia Stockholders by operation of law shall be deemed to have acknowledged, that this waiver and the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of the Parties in entering into the Stipulation and agreeing to the Settlement.
Release of Claims by Defendants and Acacia upon the Effective Date: Defendants, Acacia, and each of the other Released Defendants shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims against the Released Plaintiffs and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the prosecution, settlement, or resolution of the Actions against the Released Plaintiffs, and shall be forever enjoined from prosecuting the Released Defendants’ Claims. Nothing in the Stipulation shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.
“Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including both known and Unknown Claims, that were or could have been asserted by any of the Defendants in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, and that are based upon, arise out of, or relate to the commencement, prosecution, defense, mediation or settlement of the Actions, including, but not limited to, discovery produced in the Actions; provided, however, for the avoidance of doubt, that the Released Defendants’ Claims shall not include any claims to enforce the Stipulation, the Settlement, or the Final Order and Judgment.
“Released Plaintiffs” means Plaintiffs, Plaintiffs’ Counsel, Acacia, Acacia Stockholder(s), and any and all of their former or current agents, parents, controlling persons, partners (including general or limited partners), members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, trustees, predecessors, successors, attorneys, heirs, successors, assigns, insurers, reinsurers, consultants, other representatives, servants, respective past or present family members, spouses, agents, fiduciaries, corporations, bankers, estates, and advisors.
19.By Order of the Court, pending final determination of whether the Settlement should be approved, none of the Company, Plaintiffs, Acacia stockholders, or anyone who acts or purports to act on their behalf, shall institute, commence or prosecute any action that asserts Released Claims against the Defendants and their Related Parties.
VI.    SETTLEMENT HEARING

20.On December 19, 2018 at 2:00 p.m., the Court will hold the Settlement Hearing at the John Joseph Moakley United States Courthouse, 1 Courthouse Way, Boston, Massachusetts 02210. At the Settlement Hearing, the Court will: (i) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interest of the Company and its stockholders, (ii) determine whether the Court should finally approve the Settlement and enter the Judgment as provided in the Stipulation, dismissing the Actions with prejudice and extinguishing and releasing the Released Claims; (iii) hear and determine any objections to the proposed Settlement; (iv) rule on the application of Plaintiffs’ Counsel for an award of attorneys’ fees and expenses; and (v) rule on other such matters as the Court may deem appropriate.
21.Pending final determination of whether the settlement should be approved, all Acacia Stockholders are enjoined from commencing, instituting, prosecuting, continuing to prosecute, soliciting, encouraging, or participating in the prosecution of any action or proceeding in any court of law or equity, arbitration tribunal, administrative forum, or other forum of any kind, asserting any of the Released Claims.
VII.    RIGHT TO ATTEND SETTLEMENT HEARING AND OBJECT TO THE SETTLEMENT
22.Any person or entity who holds of record, or beneficially owns, shares of Acacia stock as of September 14, 2018 who continues to hold shares of Acacia stock as of December 19, 2018, the date of the Settlement Hearing, may file a written objection to the proposed Settlement and/or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses. Objections must be in writing and must be filed, together with copies of all other papers and briefs supporting the objection, with the Clerk of the Court at the address set forth below on or before December 5, 2018. Objections must also be served on Representative Plaintiffs’ Counsel and Representative Defendants’ Counsel (by hand, first class U.S. mail, or express service) at the addresses set forth below so that the objection is received on or before December 5, 2018.

Clerk of the Court Clerk of the Court United States District Court for the District of Massachusetts John Joseph Moakley United States Courthouse 1 Courthouse Way Boston, Massachusetts 02210	Representative Plaintiffs’ Counsel Geoffrey M. Johnson Scott + Scott, Attorneys at Law, LLP 12434 Cedar Road, Suite 12 Cleveland Heights, Ohio 44106	Representative Defendants’ Counsel Daniel W. Halston Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109
23.Any objections, filings, and other submissions: (i) must state the name, address and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (ii) must be signed by the objector; (iii) must contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (iv) must include documentation sufficient to prove that the objector owned shares of Acacia common stock as of September 14, 2018 and contain a statement that the objector continues to hold such shares as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing. Documentation establishing ownership of Acacia stock must consist of copies of monthly brokerage account statements, or an authorized statement from the objector’s broker containing the information found in an account statement.
24.You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.
25.If you wish to be heard orally at the hearing in opposition to the approval of the Settlement or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Clerk of the Court and serve it on Representative Plaintiffs’ Counsel and Representative Defendants’ Counsel at the addresses set forth in ¶ 22 above so that it is received on or before December 5, 2018. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.
26.You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Representative Plaintiffs’ Counsel and Representative Defendants’ Counsel at the addresses set forth in ¶ 22 above so that the notice is received on or before December 5, 2018.
27.Unless the Court otherwise directs, any person or entity who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall be forever barred from raising any objection to the Settlement or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses, or any other matter related to the Settlement, in the Actions or in any other action or proceeding.
VIII.    HOW TO OBTAIN ADDITIONAL INFORMATION
28.This Notice provides only a summary of the terms and conditions of the Settlement and does not describe all of the details of the Stipulation. For the precise terms and conditions of the Settlement, you may review the Stipulation filed with the Court, which, along with the pleadings and records of the Federal Action, may be inspected during business hours, at the office of the Clerk of the Court, United States District Court, District of Massachusetts, John Joseph Moakley United States Courthouse, 1 Courthouse Way, Boston, Massachusetts 02210. You may also view and/or download the Stipulation at https://scott-scott.com/cases/settlements.
29.All questions regarding this notice and the Settlement should be made to the following Plaintiffs’ Counsel:

Geoffrey M. Johnson Scott + Scott, Attorneys at Law, LLP 12434 Cedar Road, Suite 12 Cleveland Heights, Ohio 44106 (216) 229-6088 gjohnson@scott-scott.com	David Wales, Esq. Bernstein Litowitz Berger & Grossmann LLP 1251 Avenue of the Americas, 44th Floor New York, NY 10020 (800) 380-8496 settlements@blbglaw.com
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED: October 5, 2018	BY ORDER OF THE DISTRICT COURT, UNITED STATES DISTRICT COURT DISTRICT OF MASSACHUSETTS

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